[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.28(v)

AMENDMENT NO. 3 TO PROCESS DEVELOPMENT AND CLINICAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 3 (the “Third Amendment”) is effective retroactively as of November 5, 2010 (the “Third Amendment Effective Date”) by and between Boehringer Ingelheim Pharma GmbH & Co. KG, Birkendorfer Straße 65, 88397 Biberach an der Riss, Germany (“BI Pharma”) and FibroGen, Inc., 409 Illinois Street, San Francisco, CA 94158, USA (“FibroGen”) amends the Process Development and Clinical Supply Agreement entered into by and between BI Pharma and FibroGen on November 29, 2007, as amended pursuant to the letter agreements entered into as of June 26, 2008 and August 18, 2008, and the Amendment No. 1, effeactive as of May 28, 2009 (hereinafter together the “Supply Agreement”). BI Pharma and FibroGen shall be referred to individually herein as a “Party”, and collectively as, the “Parties”. The Supply Agreement and this Third Amendment are collectively, the “Agreement”.

WHEREAS, FibroGen wishes to engage BI Pharma to conduct additional [ * ], in compliance with the terms of the Supply Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

(1)	Unless otherwise defined herein, all capitalized terms and phrases used in this Third Amendment shall have the meaning ascribed to them in the Supply Agreement.

(2)	The Parties hereby agree that the [ * ] that shall be performed by BI Pharma shall be considered part of the Project and therefore, pursuant to Section 2.2 of the Agreement, the Exhibit “Work Scope and Cost Estimate for [ * ]”, attached to this Third Amendment shall be added as an amendment to the existing Appendix 2 of the Agreement, and pursuant thereto BI Pharma shall conduct a [ * ] on behalf of FibroGen, and in accordance with the Supply Agreement.

(3)	This Third Amendment, together with the Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof. Except as otherwise provided herein, the Agreement has not been modified or amended and remains in full force and effect. All express or implied agreements and understandings that conflict with the terms of this Third Amendment, either oral or written, heretofore made with respect to subject matter herein are expressly superseded by this Third Amendment.

(4)	This Third Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be signed and delivered by facsimile and/or via portable document format (pdf) (or similar format), each of which shall be binding when sent.

CONFIDENTIAL	1

IN WITNESS WHEREOF, the Parties have executed this Third Amendment to the Agreement as of Third Amendment Effective Date.

FIBROGEN, INC.

By:	/s/ Jim Polarek

Name:	Jim Polarek

Title:	VP, Protein Therapeutics and Collagen Development

Date:	December 13, 2010

BOEHRINGER INGELHEIM PHARMA GMBH & CO. KG
ppa.

By:	[ * ]

Name:	[ * ]
Title:	Head of ICB, SCM

BOEHRINGER INGELHEIM PHARMA GMBH & CO. KG
i. V.

By:	[ * ]

Name:	[ * ]
Title:	Lawyer
Date:	November 22, 2010

Exhibit: Work Scope and Cost Estimate for [ * ] (Version 3, 2010)

CONFIDENTIAL	2

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.